                                                                     EXHIBIT 4.2

                                                               CUSIP:  004532AA5

9% Senior Subordinated Note due January 15, 2009, Series B

No.:  1                                                             $175,000,000

                           The Ackerley Group, Inc.

promises to pay to CEDE & CO.
                     or registered assigns,
the principal sum of ONE HUNDRED SEVENTY FIVE MILLION
Dollars on January 15, 2009.
Interest Payment Dates:  January 15 and July 15
Record Dates:  January 1 and July 1


                             DATED:  ____________, 1999


                             THE ACKERLEY GROUP, INC.


                             By: ______________________________
                                 Name:
                                 Title:


This is one of the Global
Securities referred to in the
within-mentioned Indenture:

The Bank of New York,
as Trustee


By:.____________________________
       Authorized Signatory

                             (REVERSE OF SECURITY)

          9% SENIOR SUBORDINATED NOTES DUE JANUARY 15, 2009, SERIES B

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

          1. Interest. THE ACKERLEY GROUP, INC., a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from December 14, 1998. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing July 15, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Securities to the extent lawful.

          2. Method of Payment. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in U.S. Legal Tender. However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3. Paying Agent and Registrar. Initially, The Bank of New York (the "TRUSTEE") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or Co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or Co-Registrar.

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

          4. Indenture. The Company issued the Securities under an indenture, dated as of December 14, 1998 (the "INDENTURE"), by and between the Company and the Trustee. This Security is one of a duly authorized issue of Securities of the Company designated as its 9% Senior Subordinated Notes due January 15, 2009 (the "SECURITIES"), limited (except as otherwise provided in the Indenture) in aggregate principal amount to $250,000,000, which may be issued under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured obligations of the Company.

          5. Subordination. The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. To the extent and in the manner provided in the Indenture, Senior Debt must be paid before any payment may be made to any Holder of this Security. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

          6. Optional Redemption. (a) The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after January 15, 2004, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on January 15 of the years set forth below, plus, in each case, accrued and unpaid interest thereon to the date of redemption:

     Year                                       Percentage
     ----                                       ----------
     2004.....................................   104.500%
     2005.....................................   103.000%
     2006.....................................   101.000%
     2007 and thereafter......................   100.000%


          (b) In addition, on or prior to January 15, 2002, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem the Securities, in part, at a redemption price of 109.000% of the principal amount thereof, plus accrued and unpaid interest thereon to the

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

date of redemption; provided that after any such redemption the aggregate principal amount of the Securities outstanding must equal at least 66 2/3% of the aggregate principal amount of the Securities originally issued.

          7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. In order to effect a redemption with the proceeds of a Public Equity Offering, the Company shall send the redemption notice in the manner specified in the Indenture not later than 30 days after the consummation of such Public Equity offering and effect such redemption not later than 90 days after the consummation of such Public Equity Offering. Securities in denominations larger than $1,000 may be redeemed in part.

          8. Change of Control Offer. In the event of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to repurchase all of the then outstanding Securities pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. Holders of Securities which are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Securities repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

          9. Limitation on Disposition of Assets. Under certain circumstances, the Company is required to apply the net proceeds from Asset Sales to offer to repurchase Securities at a price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of repurchase.

          10. Denominations; Transfer; Exchange. The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities during a period beginning 15 days before the mailing of a redemption notice for any Securities or portions thereof selected for redemption.

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

          11. Persons Deemed Owners. The registered Holder of a Security shall be treated as the owner of it for all purposes.

          12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company upon written request. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          13. Discharge Prior to Redemption or Maturity. if the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government obligations sufficient to pay the principal on and interest on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (including certain covenants, but excluding its obligation to pay the principal of and interest on the Securities).

          14. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, or comply with Article 5 of the Indenture, or make any other change that does not adversely affect in any material respect the rights of any Holder of a Security.

          15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, engage in certain Asset Swaps, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

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

          16. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

          17. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has been offered indemnity or security reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

          18. Trustee Dealings. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, Unrestricted Subsidiaries or their respective Affiliates as if it were not the Trustee.

          19. No Recourse Against Others. No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

          20. Authentication. This Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Security.

          21. Governing Law. The laws of the State of New York shall govern this Security and the Indenture, without regard to principles of conflict of laws.

          22. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with

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

right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M7A (= Uniform Gifts to Minors Act).

          23. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

          24. Indenture. Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

          25. Registration Rights. Pursuant to the Registration Rights Agreement, the Company will be obligated to consummate an exchange offer pursuant to which, subject to the terms and conditions of the Registration Rights Agreement, the Holder of this Security shall have the right to exchange this Security for Securities of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having identical terms as this Security. The Holders of the Securities shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

          The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture, which has the text of this Security in larger type. Requests may be made to: THE ACKERLEY GROUP, INC., 1301 Fifth Avenue, Suite 4000, Seattle, Washington 98101.

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

                                ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: ________________
                                        Your Signature:_________________________

                                        (Sign exactly as your name appears
                                        on the face of this Security)

SIGNATURE GUARANTEE.

___________________________
Participant in a Recognized Signature
Guarantee Medallion Program

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

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.15 or 4.16 of the Indenture, check the box below:

          {    } Section 4.15            {    } Section 4.16

          If you want to elect to have only part of the Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased: $_____________

Date: ________________        Your Signature:_________________________
                                             (Sign exactly as your name
                                             appears on the Note)

                              Tax Identification No.:_________________

SIGNATURE GUARANTEE.

___________________________
Participant in a Recognized Signature
Guarantee Medallion Program

           SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

               The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global Security or Definitive Security for an interest in this Global Security, have been made:

                              Amount of              Amount of            Principal Amount      Signature of
                             decrease in            increase in               of this            authorized
                              Principal              Principal            Global Security        officer of
                              Amount of              Amount of             following such        Trustee or
   Date of Exchange     this Global Security   this Global Security    decrease (or increase)    Custodian
 -------------------   ---------------------  ----------------------  -----------------------   -----------

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